UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                    |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement           |_|  Confidential, for Use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Under Rule 14a-12

                               CYTOGEN CORPORATION
                               -------------------
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               CYTOGEN CORPORATION
                              650 COLLEGE ROAD EAST
                           PRINCETON, NEW JERSEY 08540





                                                           October 7, 2002

To Our Stockholders:

         You are most cordially invited to attend a Special Meeting of Stockholders of Cytogen Corporation to be held at 8:30 a.m., local time, on Friday, October 25, 2002, at the offices of Hale and Dorr LLP, 650 College Road East, 4th Floor, Princeton, New Jersey 08540.

         The Notice of Special Meeting and Proxy Statement on the following pages describe the matters to be presented at the Special Meeting.

         It is important that your shares be represented at the Special Meeting to ensure the presence of a quorum. Whether or not you plan to attend the Special Meeting, we hope that you will have your shares represented by completing, signing, dating and returning your proxy card in the envelope provided, as soon as possible. Unless the proxy is validly revoked by you, your shares will be voted in accordance with the instructions you have given in your proxy.

         Thank you for your continued support, we look forward to seeing you on October 25, 2002.

                                   Sincerely,


                                   /s/ H. Joseph Reiser
                                   H. Joseph Reiser, Ph.D.
                                   President and Chief Executive Officer

                               CYTOGEN CORPORATION
                              650 COLLEGE ROAD EAST
                           PRINCETON, NEW JERSEY 08540


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           To Be Held October 25, 2002

         The Special Meeting of Stockholders (the "Meeting") of CYTOGEN CORPORATION, a Delaware corporation (the "Company"), will be held at the offices of Hale and Dorr LLP, 650 College Road East, 4th Floor, Princeton, New Jersey 08540, on Friday, October 25, 2002, at 8:30 A.M., local time, for the following purposes:

(1) To approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's Common Stock, $.01 par value per share (the "Common Stock"), and to grant the Company's Board of Directors the authority, in its sole discretion, to
     (i) set the ratio for the reverse stock split at up to one-for-ten, or (ii) not to complete the reverse stock split;

(2) To approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to decrease the number of authorized shares of Common Stock from 250,000,000 to a reduced number of shares that is proportionate to the reduction in outstanding shares of Common Stock as a result of the reverse stock split, subject to completion of the reverse stock split; and

(3) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

         Holders of Common Stock of record at the close of business on August 27, 2002 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder during ordinary business hours at the Company's principal executive offices at 650 College Road East, Princeton, New Jersey 08540, for a period of ten (10) days prior to the Meeting as well as on the day of the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                       By Order of the Board of Directors



                       /s/ H. Joseph Reiser
                       H. Joseph Reiser, Ph.D.
                       President and Chief Executive Officer

Princeton, New Jersey
October 7, 2002

                               CYTOGEN CORPORATION
                              650 COLLEGE ROAD EAST
                           PRINCETON, NEW JERSEY 08540

--------------------------------------------------------------------------------
                                 PROXY STATEMENT

--------------------------------------------------------------------------------

                       FOR SPECIAL MEETING OF STOCKHOLDERS
                                OCTOBER 25, 2002

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cytogen Corporation (the "Company," "Cytogen," "we" or "us") of proxies to be voted at our Special Meeting of Stockholders to be held on Friday, October 25, 2002 (the "Meeting") at the offices of Hale and Dorr LLP, 650 College Road East, 4th Floor, Princeton, New Jersey 08540 at 8:30 a.m., local time, and at any adjournment or adjournments thereof. Holders of record of our Common Stock, $.01 par value per share (the "Common Stock"), as of the close of business on August 27, 2002, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 86,779,852 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Meeting. As of August 27, 2002, there were 4,339 holders of record of our Common Stock.

         If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted (i) FOR, a proposal to amend our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our Common Stock, and to grant our Board of Directors the authority to set the ratio for the reverse stock split at up to one-for-ten, or not to complete the reverse stock split, in its sole discretion, (ii) FOR, a proposal to amend our Restated Certificate of Incorporation, as amended, to decrease the number of authorized shares of Common Stock from 250,000,000 to a reduced number of shares that is proportionate to the reduction in outstanding shares of Common Stock as a result of the reverse stock split, subject to completion of the reverse stock split, and (iii) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the President of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

         The presence, in person or by proxy, of holders of shares of Common Stock having a majority of the votes entitled to be cast by the holders of Common Stock at the Meeting shall constitute a quorum. The affirmative vote by the holders of a majority of the shares of Common Stock entitled to vote is required for the approval of each of Proposal No. 1, relating to the reverse stock split, and Proposal No. 2, relating to the proposed decrease in the number of shares of the Company's authorized Common Stock.

         Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

         This Proxy Statement, together with the related proxy card, is being mailed to our stockholders on or about October 7, 2002.

                                 PROPOSAL NO. 1

                               REVERSE STOCK SPLIT

Introduction

         Our Board of Directors believes it is advisable and in the best interests of our stockholders to authorize a reverse stock split of our outstanding Common Stock. Our Board of Directors has unanimously approved the presentation to stockholders of a proposal to amend our Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to effect a reverse stock split of our Common Stock on the terms described in this Proxy Statement. The Board of Directors is asking the stockholders to approve this amendment, which the Board of Directors may implement in its sole discretion at any time on or before December 31, 2002. The Board is also asking the stockholders to grant to them the authority to set the ratio for the reverse stock split at up to one-for-ten (the "Reverse Split").

         The principal effect of the Reverse Split would be to decrease the outstanding number of shares of our Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder would hold the same percentage of Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split.

         If the stockholders approve the proposal for the Reverse Split at the Meeting, at any time on or before December 31, 2002, the Board will be authorized, in its sole discretion, to implement the Reverse Split or to abandon the Reverse Split. The Board will set the ratio for the Reverse Split or abandon the Reverse Split as it determines is advisable considering relevant market conditions at the time of the Reverse Split. The Board believes that approval of this discretion to the Board, rather than approval of an immediate stock split of a specified ratio, provides the Board with maximum flexibility to react to current market conditions and to therefore act in the best interests of the Company and its stockholders.

         The  proposed   Certificate   of  Amendment  to  our   Certificate   of
Incorporation is attached to this Proxy Statement as Appendix A. The Reverse Split will become effective upon filing the Certificate of Amendment with the Secretary of State of the State of Delaware or at such later date as may be set forth in the Certificate of Amendment (the "Effective Date").

         Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the amendment to the Certificate of Incorporation to complete the Reverse Split.

Background and Reasons for the Reverse Split

         The primary purpose of the Reverse Split is to increase the market price of our Common Stock above the minimum bid requirement of $1.00 per share required by The Nasdaq Stock Market, Inc. ("Nasdaq"). Our Common Stock is quoted on the Nasdaq National Market. In order for our Common Stock to continue to be quoted thereon, we are required to continue to comply with various listing maintenance standards established by Nasdaq, which are described below. Among other requirements, we are required to maintain a minimum bid price for our Common Stock of at least $1.00 per share.

         Under Nasdaq's listing maintenance standards, if the closing bid price of our Common Stock is under $1.00 per share for 30 consecutive trading days and does not thereafter regain compliance for a minimum of ten consecutive trading days during the ninety calendar days following notification by Nasdaq, Nasdaq may delist our Common Stock from trading on the Nasdaq National Market.

         We received a letter, dated August 14, 2002, from Nasdaq advising us that the bid price for our Common Stock had closed below $1.00 per share for a period of thirty consecutive trading days. Nasdaq further advised us that we would be given a period of ninety calendar days within which to comply with the minimum bid price requirement in order to maintain our listing on the Nasdaq National Market.

         We believe that maintaining the listing of our Common Stock on the Nasdaq National Market is in the best interests of the Company and that of our stockholders. If our stockholders do not approve the proposal to effect the Reverse Split, and the closing bid price of our Common Stock does not otherwise rise above $1.00, we believe that our Common Stock will cease to be listed on the Nasdaq National Market.

         If our Common Stock is not listed on the Nasdaq National Market and the trading price of our Common Stock were to remain below $1.00 per share, trading in our Common Stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, a non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). In such event, the additional burdens imposed upon broker-dealers to effect transactions in the Common Stock could inhibit brokers from trading in our Common Stock and further limit the market liquidity of our Common Stock and the ability of our investors to trade our Common Stock.

         In addition to the $1.00 minimum bid price per share requirement described above, the continued listing of our Common Stock on the Nasdaq National Market is subject to the continued compliance with other quantitative and qualitative maintenance requirements set forth in the Nasdaq National Market listing requirements. In particular, the Nasdaq National Market listing requirements, under maintenance standard 1, require that a company currently included in the Nasdaq National Market meet each of the following standards to maintain its continued listing: (i) stockholders equity of $10,000,000 (or through November 1, 2002 net tangible assets of $4,000,000); (ii) a public float of 750,000 shares; (iii) a market value of public float of $5,000,000; (iv) a minimum bid price of $1.00 per share; (v) 400 round lot stockholders; (vi) two registered, active market makers; and (vii) compliance with Nasdaq corporate governance rules.

         Although we believe that the Reverse Split is in the best interests of the Company and our stockholders, if implemented, the Reverse Split may result in some stockholders owning "odd-lots" of less than 100 shares. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares. In addition, the Reverse Split will make it more difficult for us to meet other requirements for continued listing on the Nasdaq National Market relating to the minimum number of shares that must be in the public float and the minimum number of round lot holders.

         Our Board believes that the Reverse Split and anticipated increase in the price of our Common Stock should also enhance the acceptability and marketability of our Common Stock to the financial community and investing public, while a delisting could greatly impair our ability to access the capital markets. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers' commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

         In addition, firms that currently make a market for our Common Stock could discontinue that role. Many analysts will not provide research on companies whose stock trades below certain price levels or that trades on the "pink sheets" or on regional exchanges.

         We cannot assure you that the Reverse Split will have any of the desired consequences described above. Specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level or that our market capitalization will be equal to the market capitalization before the Reverse Split.

Shares of Common Stock and Preferred Stock Available for Future Issuance

         We are currently authorized to issue a maximum of 250,000,000 shares of Common Stock and 5,400,000 shares of Preferred Stock. As of September 24, 2002, we had 88,059,052 shares of Common Stock outstanding, 6,561,497 shares of Common Stock reserved for issuance under our stock option and various equity compensation plans, 323,630 shares of Common Stock issuable upon exercise of outstanding warrants and 930,286 shares of Common Stock reserved for issuance upon conversion of outstanding convertible promissory notes. As of September 24, 2002, we also had 200,000 shares of Preferred Stock designated as Series C Junior Participating Preferred Stock, all of which are reserved for issuance in connection with our stockholder rights plan and are not issued or outstanding. No shares of Preferred Stock were outstanding as of September 24, 2002. Accordingly, we have 154,129,118 shares of Common Stock and 5,200,000 shares of undesignated Preferred Stock available for future issuance at the present time. The Reverse Split would reduce the number of shares of our Common Stock that are issued and outstanding, the number of shares reserved for issuance under our stock option and various equity compensation plans, the number of shares issuable upon exercise of outstanding warrants and upon conversion of outstanding promissory notes and the number of shares issuable upon the conversion of reserved Series C Junior Participating Preferred Stock. We will decrease the number of authorized shares of Common Stock from 250,000,000 to a reduced number of shares that is proportionate to the reduction in outstanding shares of Common Stock as a result of the Reverse Split, subject to completion of the Reverse Split and stockholder approval of Proposal No. 2. We will not, however, decrease the number of shares of Preferred Stock we will be authorized to issue.

         If the Reverse Split is implemented, each outstanding and unexercised option and warrant that is exercisable for shares of our Common Stock would be automatically converted into an economically equivalent option, warrant or other security to purchase shares of our Common Stock by decreasing the number of shares underlying the option, warrant or security and increasing the exercise price appropriately. In addition, the number of shares of Common Stock which remain available for issuance under our stock option plans will be reduced by the same ratio as the Reverse Split. In addition, the number of shares of Common Stock that we currently have registered on our "shelf" Registration Statement on Form S-3 will be, subsequent to the effectiveness of the Reverse Split, proportionately reduced.

Potential Anti-Takeover Effects

         We will decrease the number of shares of Common Stock authorized for issuance proportionate to the reduction in outstanding shares of Common Stock as a result of the Reverse Split and subject to stockholder approval of Proposal No. 2. We are not, however, decreasing the number of shares of our Preferred Stock available for issuance subsequent to the Reverse Split. Failing to receive stockholder approval of Proposal No. 2 to decrease the authorized Common Stock, or maintaining the current level of authorized Preferred Stock, may have the effect of impeding an unsolicited attempt by a person or entity to acquire control of Cytogen, although our Board of Directors does not intend or view this as an anti-takeover measure nor are we aware of any proposed or contemplated transaction of this type. Our issuance of additional shares of Preferred Stock may, depending upon the circumstances under which the shares are issued, reduce stockholders' equity per share, and will reduce the percentage of ownership of our capital stock of existing stockholders.

Effecting the Reverse Split

         If approved by stockholders at the Meeting, the Reverse Split will be effected only upon the Board's determination that the Reverse Split is in the best interests of the Company and the Company's stockholders and its establishment of an appropriate ratio for the Reverse Split based on factors at the time. The Board will consider, among other factors, prevailing market conditions, the likely effect of the Reverse Split on the market price of our Common Stock and on our compliance with the Nasdaq listing requirements, and the marketability and liquidity of our Common Stock. Although we expect to file the Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse Split immediately following approval of the Reverse Split at the Meeting, the actual timing of this filing will be determined by the Board of Directors. Also, if for any reason the Board of Directors deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by the stockholders of the Company. The Reverse Split will be effective as of the date of the Effective Date.

         Upon the filing of the Certificate of Amendment, without further action on the part of the Company or the Company's stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Date would be converted into the right to receive a number of shares of Common Stock issued in accordance with the terms of the Certificate of Amendment (the "New Common Stock") calculated based on a Reverse Split ratio of up to one-for-ten. For example, if a stockholder presently holds 100 shares of Common Stock, he, she or it would hold ten shares of New Common Stock following a one-for-ten Reverse Split.

No Fractional Shares

         We would not issue any fractional shares in connection with the Reverse Split. Instead, any fractional share resulting from the Reverse Split would be rounded down to the nearest whole share. Stockholders who would be otherwise entitled to receive fractional shares because they hold an aggregate number of shares not evenly divisible by the exchange ratio would instead receive cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our New Common Stock to which the stockholder would be otherwise entitled, multiplied by the closing trading price of our Common Stock on the trading day immediately before the Effective Date.

Exchange of Stock Certificates

         The conversion of the shares of our Common Stock under the Reverse Split will occur automatically on the Effective Date. This will occur regardless of when stockholders physically surrender their stock certificates for new stock certificates.

         Our transfer agent, Mellon Investor Services, LLC, would act as exchange agent (the "Exchange Agent") to implement the exchange of stock certificates and the distribution of any cash in lieu of fractional shares. As soon as practicable after the Effective Date, the Company, or the Exchange Agent, will send a letter to each stockholder of record at the Effective Date for use in transmitting certificates representing shares of our Common Stock ("Old Certificates") to the Exchange Agent. The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock. No new stock certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent.

         Stockholders will then receive a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled. We estimate that our aggregate expenses relating to the Reverse Split will be approximately $30,000. All expenses of the exchange of certificates will be borne by us.

         YOU SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND YOU SHOULD NOT SEND YOUR OLD CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.

Accounting Consequences

         The par value of our Common Stock would remain unchanged at $.01 per share after the Reverse Split. However, the Common Stock as designated on our Balance Sheet would be adjusted downward in respect of the shares of the New Common Stock to be issued in the Reverse Split such that the Common Stock would become an amount equal to the aggregate par value of the shares of New Common Stock being issued in the Reverse Split, and that the Additional Paid-in Capital as designated on our Balance Sheet would be increased by an amount equal to the amount by which the Common Stock was decreased. Additionally, net loss per share would increase proportionately as a result of the Reverse Split. We do not anticipate that any other accounting consequence would arise as a result of the Reverse Split.

Federal Income Tax Consequences

         The following is a summary of the material anticipated United States federal income tax consequences of the Reverse Split to stockholders of the Company. This summary is based on the United States federal income tax laws now in effect and as currently interpreted, and does not take into account possible changes in such laws or interpretations. This summary is provided for general information only and does not address all aspects of the possible federal income tax consequences of the Reverse Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, this summary does not consider the federal income tax consequences to our stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws, and does not address any consequences of the Reverse Split under any state, local, or foreign tax laws.

         ACCORDINGLY, YOU ARE ENCOURAGED TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO YOU, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS.

         We believe that, except with respect to cash payments for fractional shares, our stockholders who exchange their Common Stock solely for New Common Stock should generally recognize no gain or loss for federal income tax purposes. A stockholder's aggregate tax basis in his or her shares of New Common Stock received should be the same as his or her aggregate tax basis in the Common Stock exchanged therefor. The holding period of the New Common Stock received by such stockholder should include the period during which the surrendered Common Stock was held, provided all such Common Stock was held as a capital asset at the Effective Date. Generally, a stockholder receiving cash in lieu of a fractional share of New Common Stock will recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share.

         We will  not  recognize  any gain or loss as a  result  of the  Reverse
Split.

         Our beliefs regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which he or she resides.

         The Board of Directors unanimously recommends that stockholders vote FOR the proposal to approve the amendment to our Restated Certificate of Incorporation, as amended, to effect the Reverse Split and grant to the Board the authority, in its sole discretion, to establish the ratio for the Reverse Split at up to one-for-ten, or not to complete the Reverse Split.

                                 PROPOSAL NO. 2

                 APPROVAL OF AMENDMENT TO THE COMPANY'S RESTATED
                    CERTIFICATE OF INCORPORATION, AS AMENDED,
           TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         We currently have 250,000,000 shares of Common Stock authorized for issuance. In connection with the Reverse Split, the Board has determined that it is in the best interests of the Company and its stockholders to also decrease the number of authorized shares of Common Stock from 250,000,000 to a reduced number of shares that is proportionate to the reduction in outstanding shares of Common Stock as a result of the Reverse Split, subject to completion of the Reverse Split. The decrease would become effective upon filing the proposed Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware or such later date as may be set forth in the Certificate of Amendment. The proposed Certificate of Amendment is attached to this Proxy Statement as Appendix A. We are not seeking to decrease the authorized number of shares of Preferred Stock, which is presently set at 5,400,000 shares. In addition, we will not effect this proposal unless the Reverse Split is approved by stockholders and undertaken.

         The Board determined to decrease the number of authorized shares of Common Stock because it believes that, after implementation of the Reverse Split, the availability of a reduced number of authorized shares of Common Stock that is reduced proportionate to the reduction in outstanding shares of Common Stock as a result of the Reverse Split, will be sufficient for corporate purposes. In addition, such a decrease in the number of authorized shares of Common Stock would reduce the amount of franchise tax we pay annually to the State of Delaware.

         The Board of Directors unanimously recommends that stockholders vote FOR the proposal to approve the amendment to the Company's Restated Certificate of Incorporation, as amended, to decrease the number of authorized shares of Common Stock, subject to completion of the Reverse Split.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         There were, as of September 20, 2002, approximately 4,345 holders of record of our Common Stock. The following table sets forth certain information, as of September 20, 2002, with respect to holdings of our Common Stock by: (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our Common Stock outstanding as of such date, based upon currently available Schedules 13D and 13G filed with the SEC, (ii) each of our directors and our four most highly compensated executive officers, in addition to our Chief Executive Officer, as of December 31, 2001, and (iii) all directors and executive officers as a group.

                   Name and Address of                      Amount and Nature          Beneficial
                   Beneficial Owner(1)                       of Ownership(1)      Percent of Class(2)
-----------------------------------------------------       -----------------     -------------------
(i)    Certain beneficial owners:

The State of Wisconsin Investment Board
121 East Wilson Street
Madison, Wisconsin  53707............................          13,029,265                  14.0%

(ii)   Directors and Executives:

H. Joseph Reiser.....................................           1,873,008(3)                2.0%

John E. Bagalay, Jr..................................             177,956(3)                *

Stephen K. Carter....................................              50,400(3)                *

James A. Grigsby.....................................             229,250(3)                *

Robert F. Hendrickson................................              88,800(3)                *

Kevin G. Lokay.......................................              35,883(3)                *

William F. Goeckeler.................................              64,093(3)                *

Lawrence R. Hoffman..................................             366,864(3)                *

John D. Rodwell......................................             447,957(3)                *

Catherine M. Verna...................................               8,930(3)(4)             *

(iii)  All directors and executive officers as a group
       (12 persons)..................................           3,343,141(3)                4.0%

-----

* Indicates amount is less than 1%.

 (1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons and entities named in this table have sole voting and investment power with respect to all shares.

 (2) Percent of class for each person and all executive officers and directors as a group is based on 88,059,052 shares of our Common Stock outstanding on September 20, 2002 and 3,059,646 shares subject to options held by the individual or the group, as applicable, which are exercisable or become exercisable within 60 days following such date.

 (3) Includes shares of our Common Stock which the following persons have the right to acquire upon the exercise of stock options, within 60 days of September 20, 2002, as follows: Dr. Reiser: 1,843,334; Dr. Bagalay:
     157,956; Dr. Carter: 35,124; Mr. Grigsby: 154,800; Mr. Hendrickson: 58,800;
     Mr. Lokay: 23,333; Dr. Goeckeler:  56,799; Mr. Hoffman: 350,000; Ms. Verna:
     0; and Mr. Rodwell: 379,500.

 (4) Ms. Verna resigned her position with the Company effective February 28, 2002.

                             STOCKHOLDERS' PROPOSALS

         Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2003 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit their proposal to us at our offices at 650 College Road East, Princeton, New Jersey, 08540, attention
H. Joseph Reiser not later than January 9, 2003.

         Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advanced notice of such proposal to us at the aforementioned address not later than March 25, 2003.

         If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as our Board of Directors may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these other applicable requirements.

                                  OTHER MATTERS

         Our Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                     GENERAL

         The accompanying proxy is solicited by and on behalf of our Board of Directors, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by us. In addition to solicitation by use of the mails, proxies may be solicited from our stockholders by directors, officers and employees of the Company in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We have retained Mellon Investor Services, LLC, a proxy solicitation firm, for assistance in connection with the solicitation of proxies for our special meeting at a cost of approximately $8,000 plus reimbursement of reasonable out-of-pocket expenses. As required, arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

         Certain information contained in this Proxy Statement relating to the security holdings of our directors and officers is based upon information received from the individual directors and officers.

         PLEASE  DATE,   SIGN  AND  RETURN  THE  PROXY  CARD  AT  YOUR  EARLIEST
CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                 By Order of the Board of Directors


                                 /s/ H. Joseph Reiser
                                 H. Joseph Reiser, Ph.D.
                                 President and Chief Executive Officer

Princeton, New Jersey
October 7, 2002

                                                                      Appendix A


                           CERTIFICATE OF AMENDMENT OF
               RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,
                             OF CYTOGEN CORPORATION

         CYTOGEN CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Company adopted the following resolutions on September 25, 2002 with respect to the amendment and restatement of Article V of the Company's Restated Certificate of Incorporation, as amended (the "Charter Amendment"):

         NOW, THEREFORE, BE IT RESOLVED, that Article V of the Restated Certificate of Incorporation, as amended, be amended in its entirety to read as follows:

         "FIFTH: A. Total Capital Stock. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is
[ ] Million ([ ],000,000) shares, of which [ ] Million ([ ],000,000) shall be shares of Common Stock, $.01 par value per share ("Common Stock"); and Five Million Four Hundred Thousand (5,400,000) shares shall be Preferred Stock, $.01 par value per share ("Preferred Stock").

         B. Common Stock. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters on which holders of Common Stock shall be entitled to vote.

         C. Preferred Stock. The Board of Directors of the Corporation is authorized to cause the Preferred Stock to be issued in one or more series, with such voting powers, full or limited, or not voting powers, and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. The Board of Directors of the Corporation is expressly authorized to adopt such resolution or resolutions and to issue such stock as may be desirable.

         D. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the outstanding shares of Common Stock and Preferred Stock pari passu.

         E. Reverse Stock Split. At the time this amendment becomes effective (the "Effective Date"), each share of Common Stock issued and outstanding immediately prior to the Effective Date (referred to in this Paragraph E as the "Old Common Stock") automatically and without any action on the part of the holder thereof will be reclassified and changed into [fraction] of a share of Common Stock, par value $.01 per share (referred to in this Paragraph E as the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates") will be entitled to receive, upon surrender of such Old Certificates to the corporation for cancellation, a certificate or certificates (the "New Certificate", whether one or more) representing the number of whole shares (rounded down to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the corporation. In lieu of any such fractional shares of New Common Stock, each stockholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the Corporation for cancellation, an amount in cash equal to the product of (i) the closing trading price of the Corporation's Common Stock on the trading date immediately before the Effective Date and (ii) such fraction. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of nine-tenths of one share of New Common Stock. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the One Cent ($.01) par value of each such share."

         SECOND: That pursuant to resolution of the Board of Directors, a meeting of the stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by the General Corporation Law of the State of Delaware were voted in favor of the Charter Amendment.

         THIRD: That said Charter Amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Cytogen Corporation has caused this Certificate to be signed by H. Joseph Reiser, its Chief Executive Officer and President, this ___ day of _____, 2002.

                                CYTOGEN CORPORATION



                                By:
                                   -------------------------------------
                                   Name:  H. Joseph Reiser, Ph.D.
                                   Title: President and Chief Executive Officer

                                  COMMON STOCK
                               CYTOGEN CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF THE CORPORATION FOR THE SPECIAL MEETING OF STOCKHOLDERS

         The undersigned hereby constitutes and appoints H. Joseph Reiser, Ph.D. and Lawrence R. Hoffman, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Cytogen Corporation (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr LLP, 650 College Road East, 4th Floor, Princeton, New Jersey 08540 at 8:30 a.m., local time, on Friday, October 25, 2002, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Special Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

                  (continued and to be signed on reverse side)

                 Please Detach and Mail In the Envelope Provided


A  [X]   Please mark your votes as indicated in this example.


1.       APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED
         CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A
         REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK, $0.01 PAR VALUE PER SHARE (THE "COMMON STOCK"), AND TO GRANT THE COMPANY'S BOARD OF DIRECTORS THE AUTHORITY, IN ITS SOLE DISCRETION, TO:

                   (i) SET THE RATIO FOR THE REVERSE STOCK SPLIT AT UP TO ONE-FOR-TEN, OR
                   (ii)    NOT TO COMPLETE THE REVERSE STOCK SPLIT;

                        FOR      AGAINST     ABSTAIN
                        [ ]        [ ]         [ ]


2.       APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED
         CERTIFICATE OF INCORPORATION, AS AMENDED, TO DECREASE
         THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 250,000,000 SHARES TO A REDUCED NUMBER OF SHARES THAT IS PROPORTIONATE TO THE REDUCTION IN OUTSTANDING SHARES OF COMMON STOCK AS A RESULT OF THE REVERSE STOCK SPLIT, SUBJECT TO COMPLETION OF THE REVERSE STOCK SPLIT

                        FOR      AGAINST     ABSTAIN
                        [ ]        [ ]         [ ]


3. In his or her discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

                         I will attend the Meeting. [ ]



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Common Stockholder_______________________


Signature of Common Stockholder_______________________  Dated: ____________
                                    IF HELD JOINTLY

Note: This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

FROM NEW YORK CITY &
NEWARK INTERNATIONAL AIRPORT:
-----------------------------
Take New Jersey Turnpike South to Interchange 9 (New Brunswick). Take Route 18 North toward New Brunswick to U.S. Route 1 South. Travel South U.S. 1 (toward Trenton for 13 miles) to College Road East exit. Take College Road East across Route 1 into Princeton Forrestal Center. (See directions from College Road East.)

FROM PHILADELPHIA AREA &
PHILADELPHIA INTERNATIONAL AIRPORT:
-----------------------------------
(Center City) Follow I-95 North until you reach Exit 67 in New Jersey. At Exit 67 follow the signs to U.S. Route 1 North (toward New York). Travel U.S. Route 1 North for 9 miles to College Road East exit. (See directions from College Road East.) (North) Take PA Turnpike to Exit 28. Take U.S. Route 1 North to I-95 North. (See directions from Center City.)

FROM PRINCETON JUNCTION RAILROAD STATION:
-----------------------------------------
Take U.S. Route 1 North for approximately 4.5 miles to the Forrestal Center/College Road East exit. (See directions from College Road East.)

FROM COLLEGE ROAD EAST:
-----------------------
On College Road East - go to eighth right off College Road East and Hale and Dorr is located on the 4th floor of building 650 College Road East.

                                Hale and Dorr LLP
                              650 College Road East
                               Princeton, NJ 08540
                                  609-750-7600